Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Value Creation Incentive Plan and the 2008 Directors’ Plan of Nashua Corporation of our report dated February 26, 2008, with respect to the consolidated financial statements of Nashua Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP

Boston, Massachusetts
April 25, 2008